SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Meridian Bioscience, Inc. (the “Company”) has been advised that John A. Kraeutler, Chief Executive Officer of the Company, has entered into a stock trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended.  Under Rule 10b5-1(c), directors and officers may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and at specified times.

Mr. Kraeutler’s plan allows for the sale of up to 100,000 shares of the Company’s common stock and provides for sales of specified share amounts at specified market prices, subject to specified limitations.  This plan was established during the Company’s current trading window.

Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications, transactions or other activities under Mr. Kraeutler’s plan or the plan of any other officer or director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: December 15, 2009	By:	/s/Melissa Lueke
Melissa Lueke
Vice President and Chief Financial Officer (Principal Accounting Officer)